ACQUISITION AGREEMENT
                              ---------------------

         THIS ACQUISITION AGREEMENT (the Agreement"), dated as of June 30, 2000 by and among China Resources Development, Inc., a Nevada corporation (hereinafter called the "Purchaser"); Silver Moon Technologies Limited, a British Virgin Islands corporation (hereinafter called the "Company ") and E-link Investment Limited, a British Virgin Islands corporation and the existing sole-shareholder of the Company (hereafter called the "Seller").

                                    RECITALS
                                    --------

         WHEREAS, the Seller is the owner of 100 shares of U.S.$1.00 par value each, representing 100% of the issued share capital of the Company;

         WHEREAS, the Company is indebted to the Seller in the sum of HK$8,023,995 as an interest-free, unsecured loan by the Seller (the Shareholder's Loan);

         WHEREAS, the Purchaser wishes to acquire Eighty (80) shares of the Company, representing 80% of the issued shares of U.S.$1.00 each of the share capital of the Company (hereinafter collectively referred to as the "Company Stock"), together with the Shareholder's Loan, and the Seller wishes to sell to the Purchaser the Company Stock and the Shareholder's Loan on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises herein contained, the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

                                      TERMS
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         1. PURCHASE AND SALE. Subject to the terms and conditions hereinafter set forth, at the time of the closing referred to in Section 2 hereof (hereinafter called the "Closing Date"), the Purchaser shall purchase from the Seller 80 shares of U.S.$1.00 each of the share capital of the Company and the Shareholder's Loan, and the Seller shall sell to the Purchaser the 80 shares and the Shareholder's Loan, for the consideration set forth in Section 2 thereof.

         2. PURCHASE CONSIDERATION. The aggregate purchase consideration for the Company Stock and the Shareholder's Loan shall be the sum of U.S.$1,500,000 (the "Purchase Consideration"). At the time of the closing, the Purchaser shall satisfy the Purchase Consideration by issuing and delivering to the Seller Two Hundred and Fifty Thousand (244,897) shares of common stock of the Purchaser, with a par value of $.001 per share (hereinafter the "Purchaser Common Stock"), which will be issued at U.S.$6.125 per share of Purchaser Common Stock, representing the closing bid price of the common stock of the Purchaser as quoted on the Nasdaq Small Cap Market on June 29, 2000, being the immediate trading day prior to the date of the Agreement.

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         3. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company
represents, warrants and covenants to the Purchaser, all of which representation and warranties shall be true at the time of the Closing Date and shall survive the Closing Date for a period of two (2) years therefrom, that:

         a. The Company is duly organized, validly existing and in good standing under the laws of the British Virgin Islands. Certified copies of the Memorandum and Articles of Association for the Company have heretofore been furnished by the directors of the Company to the Purchaser and such documents are true and correct copies of the Memorandum and Articles of Association of the Company and include all amendments thereto through the date hereof. The Company's authorized capital consists of 50,000 shares of U.S.$1.00 each and it has 100 shares issued and outstanding, all of which are owned by the Seller, free and clear of any lien or encumbrance;

         b. The Company is the beneficial owner of the entire equity interest in Sky Creation Technology Limited ("Sky Creation"), a company established under the laws of the Hong Kong Special Administrative Region ("Hong Kong"). Sky Creation is an online healthcare content provider, through its website medi-china.com, offers a healthcare content in both English and Chinese with a focus on Chinese herbal medicine and therapies;

         c. The financial information, consisting of consolidated unaudited financial statements of the Company and its subsidiary (hereinafter collectively called the "Group") for the period from the date of incorporation of the Company to May 31, 2000, attached hereto as Exhibit 1 prepared by the Company, constitute true and correct statements of all material facts, as of such date, of the consolidated financial condition of the Group and of its assets, liabilities and income, and from such date and until the Closing Date, no dividends or distributions of capital, surplus, or profits has been paid or declared by the Company (in redemption of its outstanding shares or otherwise), other than those disclosed in writing to the Purchaser. The consolidated unaudited financial statements of the Group have been prepared in accordance with generally accepted accounting principles in the United States (hereinafter referred to as U.S. GAAP).

         d. Since May 31, 2000, the Group has not experienced any material adverse changes with respect to their business condition (financial or otherwise), results of operations, assets, contracts, liabilities or property.

         e. The Group has complied, in all material respects, with the terms and provisions of all agreements to which they are a party and all laws, rules, regulations and orders to which they or their assets are subject.

         f. The Group has not violated any law, rule, regulation or order, and is not involved in any pending or threatened litigation, which would materially adversely affect its financial condition as shown in its financial information referenced in Section3.c above, which have not been provided for or referred to in such financial information or otherwise disclosed to the Purchaser.

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

         g. The Group shall not, from the date hereof through the Closing Date, engage in any transaction other than transactions in the normal course of the operation of its business, except as specifically authorized by the Purchaser in writing.

         4. REPRESENTATIONS AND WARRANTIES BY THE SELLER. The Seller represents and warrants to the Purchaser, all of which representation and warranties shall be true at the time of the Closing Date and shall survive the Closing Date for a period of two (2) years therefrom, that:

         a. The Seller has, and will have at the Closing Date, good and marketable title to all of the shares of the Company that it is selling pursuant to this Agreement, free and clear of any and all liens or encumbrances.

         b. The Seller has the full power to sell and transfer his or her shares in the capital of the Company upon the terms provided for in this Agreement.

         c. The Seller has been duly organized and is validly existing under the laws of the British Virgin Islands, with full power and authority to own its properties and carry on its business as currently conducted.

         d. Intellectual Property

                  (1) The Company possesses all Intellectual Property necessary to conduct its business as it currently operates or proposes to operate as of the Closing Date and the Company owns or has the unrestricted right to use such Intellectual Property.

                  (2) The Intellectual Property of the Company (i) does not infringe Intellectual Property of any Person; (ii) is free and clear of any and all Liens, escrows or other clouds on title; and (iii) is not the subject of any assignment, exclusive or non-exclusive license, or other agreements or contracts for purchase and sale; and there are no actual, pending or threatened third-party claims, whether written or oral; cause of action; complaints; cross-complaints, counterclaim; temporary restraining orders; injunctions of any kind; court orders; judgments of any kind; settlement agreements; damages awards; or other like adverse matters, which in any way relate to any or all of any such Intellectual Property.

                  (3) None of the Intellectual Property of the Company, the value of which to the Company is contingent upon maintenance of the confidentiality thereof, has been disclosed by the Company to any Person other than employees, representatives and agents of the Company.

                  (4) Since the Company's creation, (i) neither the Company nor any the Company Software has infringed any third party Intellectual Property or has at any time been sued or been the subject of a claim, or been a defendant in any claim, suit, action or proceeding relating to its business which involves a claim of infringement of any Intellectual Property. None of the Company's Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or restricting the licensing thereof by the Company to any Person.

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

                  (5) The Company Business has not, and is not, conducted in contravention of any Intellectual Property or other proprietary right of any third party.

         e. Licensed Software

         In respect of the software (including embedded products and other components) used by the Company in its business (including, without limitation, software and embedded components used by the Company in its products, business information systems and facilities) but which is not owned by the Company (the "Licensed Software"), the Company has a valid, existing and enforceable right to use the Licensed Software. The Company has complied with the terms of all agreements under which it has the use of any Licensed Software.

         The following terms, as used in Sections 4(d) and 4(e) above, have the following meanings:

         "Copyrights" means copyrighted and copyrightable materials, whether or not registered, published, or containing a copyright notice, in any and all media, and further including but not limited to , any and all corresponding rights under international agreements and conventions, adaptations, modifications, moral rights, revisions, translations, or other derivative work thereof, and any and all applications for registrations, registrations, and or/or renewals of any of the foregoing.

         "Intellectual Property" used herein means any and all intellectual property or proprietary rights of a Party or Person in and to Copyrights, Patents, Software, Technical Information, Technology, and/or Trademarks and Trade Names.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Software" means any and all mask works and computer software programs, including but not limited to source code and object code, micros, macros, programming languages, applications, tools, utilities, and the like, and further including any and all alpha, beta, development, commercial, or master versions thereof.

         "Technical Information" means know-how, show-how, data and other technical information including, but not limited to: (i) engineering documentation, such as development records, production software information, algorithms, flow charts, design information, drawings, specifications and data sheets; (ii) manufacturing documentation such as manufacturing drawings, instructions, specifications, procedures, methods, standards documentations, tooling and fixture drawings, process specifications and instructions; and (iii) quality and reliability documentation such as quality plans, specifications, instructions, procedures, test plans, test records and regulatory documentation, and which may be disclosed by the party in possession thereof without violating obligations to a third party.

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

         "Technology" means know-how, show-how, procedures, systems, processes, trade secrets, inventions (whether or not patentable and whether or not reduced to practice), algorithms, formulae, research and development data, manufacturing, development and production techniques; and all other proprietary information relating thereto.

         "Trademarks and Trade Names" means any and all trademarks, service marks, logos, design marks, trade names, and corporate names, alone or in connection, whether or not registered, along with the goodwill of the business appurtenant thereto, and any and all applications for registration thereof and/ or registrations therefor.

         f. The Seller understands that (i) the Purchaser is relying upon an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), as set forth in Section 5 thereof, which relate to "transactions by an issuer not involving any public offering," and applicable regulations promulgated by the U.S. Securities and Exchange Commission ("SEC") thereunder or other exemption under such act; and (ii) the Purchaser is also relying upon the securities laws of any state on the basis that the transactions contemplated herein are exempt from the registration requirements of such laws.

         g. The Seller has been afforded (i) the opportunity to ask such questions as it has deemed necessary of , and to receive answers from, representatives of the Purchaser concerning the merits and risks of investing in the Purchaser Common Stock, (ii) access to public information about the Purchaser and the Purchaser's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Purchaser Common Stock, and (iii) the opportunity to obtain such additional public information that is necessary to make an informed decision with respect to the Purchaser Common Stock.

         h. The Seller is able to bear the economic risk of an investment in the Purchaser Common Stock and, at the present time, is able to afford a complete loss of such investment.

         i. The Seller has such knowledge, sophistication and experience in business and financial matters so as to be able of evaluating the merits and risks of the prospective investment in the Purchaser Common Stock , and has so evaluated the merits and risks of such investment.

         j. The Seller is not a "U.S. person" as such term is defined in Regulation S promulgated under the Securities Act.

         k. The Seller is acquiring the Purchaser Common Stock for its own account for investment and not with a view to distribution.

         l. The Seller understands and acknowledges that (i) the Purchaser Common Stock are being sold to it without registration under the Securities Act by reason of reliance upon certain exemptions therefrom and (ii) the availability of such exemptions depends in part on, and the Purchaser will rely upon the accuracy and truthfulness of, the foregoing representations, and the Seller hereby consents to such reliance.

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

         m. The Seller understands that resale or transfer of the Purchaser Common Stock may only be undertaken pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with any transfer of any Purchaser Common Stock other than pursuant to an effective registration statement under the Securities Act, the Purchaser may require that the transferor provide to the Purchaser an opinion of counsel, reasonably satisfactory to the Purchaser, to the effect that such transfer does not require registration of such Purchaser Common Stock under the Securities Act.

         n. The Seller acknowledges and agrees that the Purchaser Common Stock are subject to certain restrictions on public trading as set forth above and that the Purchaser is under no obligation to register, or assist in the registration of, the Purchaser Common Stock under the Securities Act or to make any exemption from registration under the Securities Act available.

         o. Notwithstanding anything set forth in this Agreement to the contrary, the Seller acknowledges that after the acquisition of the Company, it is the intention of the Purchaser to negotiate with third parties for the possible issuance of additional shares of common stock of the Purchaser to acquire other corporations by the exchange of common stock or for the sale of additional shares of common stock to increase the operating capital of the Purchaser. Therefore, the Seller acknowledges and consents that the number of shares outstanding and number of shareholders of the Purchaser may change after the date hereof and the financial condition of Purchaser may change to reflect the results of any such issuances for assets of another corporation or may change to reflect the proceeds from a future sale of common stock.

         5. REPRESENTATION AND WARRANTIES BY THE PURCHASER. The Purchaser represents, warrants and covenants to the Seller, all of which representations and warranties shall be true at the time of the Closing Date and shall survive the Closing Date for a period of two (2) years therefrom, that:

         a. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power to own its properties and carry on its business as now being conducted.

         b. The Purchaser has all of the necessary corporate power and authority to execute, deliver and perform this Agreement and to issue and deliver the Purchaser Common Stock and any other shares of the Purchaser's common stock required to be delivered hereunder.

         c. The execution, delivery and performance of this Agreement have been duly authorized by the Purchaser. This Agreement constitutes a valid binding obligation of the Purchaser enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and by general principles of equity. The execution, delivery and performance by the Purchaser of this Agreement, the consummation of the Exchange, the issuance and sale of the Purchaser Common

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

Stock to the Seller, and the consummation of the other transactions contemplated by this Agreement to be performed by the Purchaser do not and will not require the authorization, consent, permit or approval of, or declaration to or filing with, any court, regulatory or public body or governmental authority not already obtained or made, or result in the creation of any lien, security interest, charge or encumbrance upon the capital stock or assets of the Purchaser.

         d. The Purchaser has complied, in all material respects, with the terms and provisions of all agreements to which it is a party and all laws, rules, regulations and orders or to which it or its assets are subject.

         e. Neither the execution or delivery of this Agreement, nor the issuance of the Purchaser Common Stock or other shares to be issued hereunder, nor the performance, observance or compliance with the terms and provisions of this Agreement, will violate any provision of law, any order of any court or other governmental agency, the Articles of Incorporation or By-laws of the Purchaser or any indenture, agreement or other instrument to which the Purchaser is a party, or which the Purchaser is bound or by which any of its property is bound.

         f. The Purchaser Common Stock deliverable hereunder will, upon their delivery in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable.

         g. All of the issued and outstanding shares of common stock of the Purchaser are and the Purchaser Common Stock shall be when issued, (i) duly authorized, validly issued, fully paid and non-assessable. (ii) listed for trading on the NASDAQ Small Cap Market (Nasdaq: CHRB) (except that the Purchaser Common Stock will be restricted stock and not freely tradable thereon), and the Purchaser has received no notice that its Common Stock is subject to being delisted therefrom.

         h. The Purchaser and its subsidiaries, if any, have complied with all applicable foreign, federal and state laws, rules and regulations, including, without limitation, the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act.

         i. The Purchaser is required to file reports under Section 12(g) of the Exchange Act, and is current in its filing thereunder. All of the filings made by the Purchaser under the Securities Act or the Exchange Act ("Filings") comply with the requirements thereof and the rules and regulations of the Securities and Exchange Commission thereunder. None of the Filings made by the Purchaser contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         j. The Purchaser hereby acknowledges that the Company Stock are not registered under the Securities Act or the laws of any other jurisdiction and are subject to restrictions on their transfer and resale under applicable federal and state law.

         The Purchaser understands that (i) in agreeing to sell and transfer its Company Stock to the Purchaser in accordance with this Agreement, the Seller is relying upon an exemption from registration under the Securities Act, as set forth in Section 4 thereof, which relate to private resales of restricted

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

securities; and (ii) the Seller is also relying upon the securities laws of any state on the basis that the transactions contemplated herein are exempt from the registration requirements of such laws.

         k. The Company and the Seller have made available to the Purchaser the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the Exchange and to obtain any additional information from the Company or the Seller desired by the Purchaser concerning the Company or the Seller.

         l. That the investment by the Purchaser in the Company Stock is a suitable investment for the Purchaser, given the investment goals and objectives of the Company.

         m. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company Stock. The Purchaser understands the effect of acquiring the Company Stock and the differing rights, restrictions and obligations of a holder of the Company Stock.

         n. The Purchaser has had access to and has thoroughly reviewed all documents and instruments, including but not limited to the Memorandum and Articles of Association of the Company, and have been able to obtain such information, and has had the opportunity to ask all questions of, and receive answers from the Company and the Seller, which it deems necessary or relevant to an investment in the Company Stock and has utilized such opportunity to the extent deemed necessary by the Purchaser to allow it to make a fully informed decision to purchase the Company Stock described herein.

         o. The Purchaser is purchasing the Company Stock for its own account, for investment purposes only, and not with a view to the sale, pledge, hypothecation, or other distribution or disposition thereof or of any interest therein.

         p. The Purchaser understands that resale or transfer of the Company Stock will be prohibited indefinitely unless the Company Stock is registered under the Act or an exemption from such registration is available and such resale or transfer will not otherwise violate federal or state securities laws.

         6. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to consummate the transactions pursuant to Sections 1 and 2 is subject to the following conditions as of the Closing Date.

         a. The Purchaser shall not have discovered any material error or misstatement in any of the representations and warranties made by the Seller or the Company and all of the terms and conditions of this Agreement to be performed and complied with prior to the Closing Date have been performed and complied with on or prior to the Closing Date.

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

         b. The Company and the Seller are in compliance with all covenants set forth herein.

         c. There have been no material adverse change in the condition (financial, business or otherwise) of the Group from May 31, 2000 to the Closing Date;

         d. The Company and the Seller have received all corporate, regulatory and other third party approvals and authorizations necessary to consummate the transactions contemplated herein.

         e. The Seller shall have transferred and assigned all its interest and benefit in the Shareholder's Loan to the Purchaser and the Seller shall have executed a loan assignment agreement in form and substance satisfactory to the Purchaser prior to the Closing Date .

         7. CONDITIONS TO THE OBLIGATIONS OF THE SELLER AND THE COMPANY. The obligations of the Seller and the Company hereunder are subject to the following conditions:

         a. The Seller or the Company shall not have discovered any material error or misstatement in any of the representations or warranties made by the Purchaser herein and all the terms and conditions of the Agreement to be performed and complied with by the Purchaser herein to the Closing Date have been performed and complied with on or prior to the Closing Date.

         b. The Purchaser is in compliance with all covenants set forth herein.

         c. As of the Closing date, the Purchaser shall have received all corporate, regulatory and other third party approvals and authorizations necessary to consummate the transactions contemplated herein.

         8. CLOSING DATE. The Closing Date shall take place on July 12, 2000 at the offices of the Purchaser, Room 2005, 20/F., Universal Trade Center, 3 Arbuthnot Road, Hong Kong, or at such other time and place as the parties hereto shall mutually agree. Otherwise, this Agreement shall terminate on July 12, 2000.

         9. ACTIONS AT CLOSING. At closing, the Purchaser and the Seller will each deliver, or cause to be delivered to the other, the securities to be exchanged in accordance with Section 1 and 2 of this Agreement, and each party shall pay any and all taxes required to be paid in connection with the issuance and delivery of its own securities. All share certificates shall be in the name of the party to which the same are deliverable except the Seller's shares, which will be accompanied by an instrument of transfer executed in favor of the Purchaser.

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

         In addition, the following shall occur at Closing:

         a. The Purchaser will deliver to the Seller certified copies of all corporate resolutions and other corporate proceedings taken by the Company to authorize the execution, delivery and performance of this Agreement.

         b. The Seller will deliver to the Purchaser:

                  (1) certified copies of all corporate resolutions and other corporate proceedings taken by the Seller to authorize the execution, delivery and performance of this Agreement.

                  (2) the loan assignment agreement duly executed by the Seller.

         c. The Company will deliver to the Purchaser:

                  (1) all registration certificates, statutory books, minute books and common seal of the Company, all accounts books and all documents and papers in connection with the affairs of the Company and all documents of title relating to the Company's assets (unless already in the possession of the Purchaser) as are required by the Purchaser.

                  (2) certified copies of resolutions of the directors and shareholders of the Company electing or appointing (as the case may be) such number of new directors and officers of the Company as may be designated by the Purchaser.

         10. CONFIDENTIAL INFORMATION: DELIVERY; RETURN: NON-DISCLOSURE.

         a. Delivery of Information. Until the earlier of the Closing Date or the termination of this Agreement (such date hereinafter the "Termination Date"), pursuant to the terms of this Agreement:

                  (1) The Company has provided and will provide the Purchaser and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Purchaser Representatives") with full access, upon reasonable prior notice, to all officers, employees and accountants of the Company and Sky Creation and to their assets, properties, contracts, books, records and all such other information and data concerning the business and operations of the Company or Sky Creation as the Purchaser Representatives reasonably may request in connection with such investigation, but only to the extent that such access does not unreasonably interfere with the business and operations of the Company or Sky Creation.

                  (2) The Purchaser has provided and will provide the Seller and the Company and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Seller Representatives") with full access, upon reasonable prior notice, to all officers, employees and accountants of the Company and to their assets, properties, contracts, books, records and all such other information and data concerning the business and operations of the Purchaser as the Seller Representatives reasonably may request in connection with such investigation.

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

         b. Acknowledgments: definitions:

                  (1) The Purchaser has been and, pursuant to the terms of this Section, shall continue to be privy to certain proprietary and confidential information of the Company and/or the Seller (the "Company Confidential Information"). As used herein, the term "Company Confidential Information" shall include, but not be limited to, any and all information or documentation whatsoever which has been disclosed or made available to the Purchaser by the Company, the Seller or Sky Creation, regarding their products, services, techniques, manufacturing or other processes, activities, businesses, properties, operations, clients, customers, prospective clients, price lists, suppliers, business associates, equipment, Trade Secrets (as defined herein), computer software, scientific discoveries, experiments, data, equipment designs, training, devices, charts, manuals, payroll, financial statements and improvements thereto and any other information or materials disclosed or delivered to the Purchaser which the disclosing party may from time to time designate and treat as confidential, proprietary or as a trade secret, including all information relating (directly or indirectly) to the material set forth in the Company business plan delivered or to be delivered to the Purchaser.

                  (2) The Company and/or the Seller have been and, pursuant to the terms of this Section, shall continue to be privy to certain proprietary and confidential information of the Purchaser (the "Purchaser Confidential Information"). As used herein, the term "Purchaser Confidential Information" shall include, but not be limited to, any and all information or documentation whatsoever which has been disclosed or made available to the Company and/or the Seller regarding its products, services, techniques, manufacturing or other processes, activities, businesses, properties, operations, clients, customers, prospective clients, price lists, suppliers, business associates, equipment, Trade Secrets (as defined herein), computer software, scientific discoveries, experiments, data, equipment designs, training devices, charts, manuals, payroll, financial statements and improvements thereto and any other information or materials disclosed or delivered to the Company and/or the Seller which the disclosing party may from time to time designate and treat as confidential, proprietary or as a trade secret.

                  (3) Reference to "Confidential Information" herein shall include and relate to both the Company Confidential Information and the Purchaser Confidential Information.

                  (4) As used herein, the term "Trade Secret" shall mean the whole or any portion of any formula, pattern, device, combination of devices, or compilation of information which is for use, or is used in the operation of the other party's businesses and which provides such party's business an advantage, or an opportunity to obtain an advantage, over those who do not know or use it. For purposes of interpretation hereunder the following shall apply:

                  Irrespective of novelty, invention, patentability, the state of the prior art, and the level of skill in the business, art or field to which the subject matter pertains, when the owner thereof takes measures to prevent it from becoming available to persons other than those selected by the owner to have access thereto for limited purposes, a trade secret is considered to be secret, of value, for use or in use by the business, and of advantage to the business, or providing an opportunity to obtain an advantage, over those who do not know or use it.

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

                  In addition, a "Trade Secret" shall include information (not readily compiled from publicly available sources) which has been made available by the Company and/or the Seller to the Purchaser by the Purchaser to the Company and/or the Seller, as the case may be, during the course of their involvement with each other, including but not limited to the names, addresses, telephone numbers, qualifications, education, accomplishments, experience and resumes of all persons who have applied or been recruited for employment, for either or both permanent and temporary jobs, job order specifications and the particular characteristics and requirements of persons generally hired by the disclosing party, as well as specific job listings from companies with whom the disclosing party does, or attempts to do, business, as well as mailing lists, computer runoffs, financial or other information not generally available to others.

         c. Non-Disclosure: the Purchaser:

                  (1) The Purchaser, for itself, its officers, employees, directors, agents, affiliates, subsidiaries, independent contractors, and related parties (all of whom are to be deemed included in any reference herein to the Purchaser) agrees that it will not at any time during or after the termination or expiration of this Agreement, except as authorized or directed herein or in writing by the Company and/or the Seller, use for the Purchaser's own benefit, copy, reveal, sell, exchange or give away, disclose, divulge or make known or available in any manner to any person, firm, corporation or other entity (whether or not the Purchaser receives any benefit therefrom), any the Company Confidential Information.

                  (2) The Purchaser will take all actions necessary to ensure that the Company Confidential Information is maintained as secret and confidential and its disclosure shall only be made, to the extent necessary, to a limited group of the Purchaser's employees, officers and/or directors who are actually engaged in the evaluation of the Company Confidential Information; provided, however, the Purchaser acknowledges and agrees that it shall be responsible and held liable for the actions or inactions of such employees, officers and directors (regardless whether or not such actions or inactions are within their scope of employment) with respect to the maintenance of the secrecy and confidentiality of the Company Confidential Information.

                  (3) The Purchaser understands that if it discloses to others, use for its own benefit (other than as part of an agreement with the Company and the Seller, which contemplates such use) or for the benefit of any person or entity other than the Company and/or the Seller, copies or makes notes of any such the Company Confidential Information, such conduct will constitute a breach of the confidence and trust bestowed upon the Purchaser by the Company and the Seller and will constitute a breach of this Agreement and render the Purchaser responsible for any and all damages suffered by the Company and/or the Seller as a result thereof.

                  (4) Provided, however, notwithstanding the foregoing, the terms of this subsection (c) shall not be applicable to any information which the Purchaser is compelled to disclose by judicial or administrative process or by other requirements of law (including, without limitation, in connection with obtaining the necessary approvals of the Exchange of governmental or regulatory authorities).

         d. Non-Disclosure: the Company and the Seller:

                  (1) The Company and the Seller, for themselves, their officers, employees, directors, agents, affiliates, subsidiaries, independent contractors, and related parties (all of whom are to be deemed included in any reference herein to the Company and the Seller) agree that they will not at any time during or after the termination or expiration of any agreement or negotiations for an agreement with the Purchaser, except as authorized or directed herein or in writing by the Purchaser, use for the Company and the Seller's own benefit, copy, reveal, sell, exchange or give away, disclose, divulge or make known or available in any manner to any person, firm, corporation or other entity (whether or not the Company and the Seller receive any benefit therefrom), any Purchaser Confidential Information.

                  (2) The Company and the Seller will take all actions necessary to ensure that the Purchaser Confidential Information is maintained as secret and confidential and its disclosure shall only be made, to the extent necessary, to a limited group of the Company and/or the Seller's own employees, officers, directors and/or professional advisors who are actually engaged in the evaluation of the Purchaser Confidential Information; provided, however, the Company and the Seller acknowledge and agree that they shall be responsible and held liable for the actions or inactions of such employees, officers, directors and/or professional advisors (regardless whether or not such actions or inactions are within their scope of employment) with respect to the maintenance of the secrecy and confidentiality of the Purchaser Confidential Information.

                  (3) The Company and the Seller understand that if they disclose to others, uses for their own benefit (other than as part of an agreement with the Purchaser, which contemplates such use) or for the benefit of any person or entity other than the Purchaser, copies or makes notes of any such Purchaser Confidential Information, such conduct will constitute a breach of the confidence and trust bestowed upon the Company and the Seller by the Purchaser and will constitute a breach of this Agreement and render the Company and the Seller severally responsible for any and all damages suffered by the Purchaser as a result thereof.

                  (4) Provided, however, notwithstanding the foregoing, the terms of this subsection (d) shall not be applicable to any information which the Company and/or the Seller are compelled to disclose by judicial or administrative process or by other requirements of law (including, without limitation, in connection with obtaining the necessary approvals of the Exchange of governmental or regulatory authorities).

         e. Return of Information:

                  (1) At any time after the Termination Date, upon request of the Company or the Seller, the Purchaser will, and will cause the Purchaser Representatives to, promptly (and in no event later than five days after such request) redeliver or cause to be redelivered to the Company all the Company Confidential Information and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings relating thereto or based thereon prepared by the Purchaser or any Purchaser Representative. Such destruction shall be certified in writing to the Company by an authorized officer supervising such destruction.

                  (2) At any time after the Termination Date, upon request of the Purchaser, the Seller and/or the Company will, and will cause the Company Representatives to, promptly (and in no event later than five days after such request) redeliver or cause to be redelivered to the Purchaser all Purchaser Confidential Information and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings relating thereto or based thereon prepared by the Seller, the Company or the Company Representatives. Such destruction shall be certified in writing to the Purchaser by an authorized officer supervising such destruction.

         11. EQUITABLE RELIEF. The Purchaser and the Seller agree that money damages would not be a sufficient remedy for any breach of any provision set forth in Sections 9, 11 or 12 by the other, and that, in addition to all other remedies which any party hereto may have, each party will be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. No failure or delay by any party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

         12. CONDUCT AND BUSINESS.

         a. Between the date hereof and the Closing Date, the Company shall conduct its business in the same manner in which it has heretofore been conducted, and the Seller will not permit the Company to; (l) enter into any contracts, agreements, arrangements, etc., other than in the ordinary course of business, or (2) declare or make any distribution of any kind to the shareholders of the Company without first obtaining the written consent of the Purchaser.

         b. Between the date hereof and the Closing Date, the Purchaser shall conduct its business in the same manner in which it has heretofore been conducted, and the Purchaser will not; (1) enter into any contracts, agreements, arrangements, etc., other than in the ordinary course of business, or (2) declare or make any distribution of any kind to the shareholders of the Purchaser without first obtaining the written consent of the Company.

         13. NO PUBLIC DISCLOSURE.

         a. The Company and the Seller hereby acknowledge that they are aware (and that the Company Representatives who have been apprised of this Agreement and the Seller's consideration of the transactions contemplated herein have been, or upon becoming so apprised will be advised) of the restrictions imposed by federal and state securities laws on a person possessing material "non-public" information about a company with a class of securities registered under the Exchange Act. In this regard, the Seller agrees that while it is in possession of material non-public information with respect to the Purchaser and its subsidiaries, the Seller will not purchase or sell any securities of the Purchaser, or communicate such information to any third party, in violation of any such laws.

         b. Without the prior written consent of the other, neither the Seller or the Company, on the one hand, nor the Purchaser, on the other, will, and will each cause their respective representatives not to, make any release to the press or other public disclosure with respect to either the fact that discussions or negotiations are taking place concerning the transactions contemplated herein , the existence or contents of this Agreement or any prior correspondence relating to this transaction, except for such public disclosure as may be necessary, in the written opinion of outside counsel (reasonably satisfactory to the other party) for the party proposing to make the disclosure not to be in violation of or default under any applicable law, regulation or governmental order. If either party proposes to make any disclosure based upon such an opinion, that party will deliver a copy of such opinion to the other party, together with the text of the proposed disclosure, as far in advance of its disclosure as is practicable, and will in good faith consult with and consider the suggestions of the other party concerning the nature and scope of the information it proposes to disclose.

         14. BROKERAGE FEE. Each party hereto represents that no brokers have been employed in this transaction for which the other party could or will become liable.

         15. AGREEMENT TO INDEMNIFY. Subject to the terms and conditions of this Section, the Purchaser hereby agrees for a period of two (2) years to indemnify, defend and hold the Company and the Seller harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties, court costs and reasonable attorneys fees (including paralegal and law clerk fees and other legal expenses and costs) and expenses, asserted against, relating to, imposed upon or incurred by the Company or the Seller by reason of or resulting from a breach of (i) any representation or warranty given by the Purchaser contained in or made pursuant to this Agreement, or (ii) any provision set forth in this Agreement to be performed by the Purchaser or the Purchaser Representatives.

         Subject to the terms and conditions of this Section, the Company and the Seller hereby agree to indemnify, defend and hold the Purchaser harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties, court costs and reasonable attorneys' fees (including paralegal and law clerk fees and other legal expenses and costs) and expenses, asserted against, relating to, imposed upon or incurred by the Purchaser by reason of or resulting from a breach of (i) any representation or warranty given by the Company or the Seller contained in or made pursuant to this Agreement, or
(ii) any provision set forth in this Agreement to be performed by the Seller, the Company or the Company Representatives.

         All of the foregoing are hereinafter collectively referred to as "Claims" and singularly as a "Claim."

         a. Conditions of Indemnification. The obligations and liabilities of the Seller, the Company and the Purchaser, with respect to Claims resulting from the assertion of liability by third parties, shall be subject to the following terms and conditions:

                  (1) The party hereto seeking indemnification (the "Indemnitee") will give the other party hereto (the "Indemnitor") notice of any such Claim reasonably promptly after the Indemnitee receives notice thereof, and the Indemnitor will undertake the defense thereof by representatives of its own choosing.

                  (2) In the event that the Indemnitor, within ten (10) business days after notice of any such Claim, fails to defend such Claim, the Indemnitee will (upon giving written notice to the Indemnitor) have the right, but not the obligation, to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnitor, subject to the right of the Indemnitor to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

                  (3) Anything in this Section to the contrary notwithstanding, if there is a reasonable probability that a Claim may materially and adversely affect the Indemnitee other than as a result of money damages or other money payments, the Indemnitee shall have the right to defend, compromise or settle such Claim, in good faith, on behalf of and for the account and risk of the Indemnitor. However, the Indemnitee shall not, without the Indemnitor's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include an unconditional release from all liability in respect of such Claim, other than liability specified in the settlement, from the claimant or plaintiff to the Indemnitor and the Indemnitee. To the greatest extent reasonably possible, the parties shall attempt to obtain general releases from such plaintiff or claimant.

         16. COST AND EXPENSES. Each party hereto shall pay its own costs and expenses incident to the negotiation and preparation of this Agreement and to the consummation of the transaction contemplated herein.

         17. MISCELLANEOUS.

         a. Waiver: Strict Construction. No change or modification of this Agreement shall be valid unless the same is in writing and signed by all the parties hereto. No wavier of any provision of this Agreement shall be valid unless in writing and signed by the person against whom sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth and shall not be construed as a waiver of relinquishment of the right to insist upon strict performance of the same condition, promise, agreement or understanding at a future time.

         b. Entire Agreement. This Agreement, together with all schedules and exhibits, sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among them other than as set forth herein. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written.

         c. Headings. The headings in this Agreement are inserted for convenience of reference only and are not to be used in construing or interpreting the provisions of this Agreement.

         d. Counterparts. This Agreement may be executed in two or more identical counterparts, each of which will be deemed an original and all of which will constitute one instrument.

         e. Construction. Unless the context clearly otherwise requires the use of the singular will include the plural and the use of the plural will include the singular, and the use of any gender will include the other two genders.

         f. Severability. If a covenant or provision provided in this Agreement is deemed to be contrary to law, that covenant or provision will be deemed separable from the remaining covenants and provisions of this Agreement, and will not affect the validity, interpretation, or effect of the other provisions of either this Agreement or any agreement executed pursuant to it or the application of that covenant or provision to other circumstances not contrary to law.

         g. Computation of Time. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder falls upon Saturday, Sunday, or any public or legal holiday, whether Nevada or federal, the party having the privilege or duty will have until 5:00 p.m. Pacific Standard Time on the next succeeding regular business day to exercise the privilege or discharge the duty.

         h. Interpretation. No provision of this Agreement will be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         i. Governing Law. This Agreement and the obligations of the parties hereunder will be interpreted, construed, and enforced in accordance with the Laws of the State of Florida.

         j. Attorneys' Fees. In the event a lawsuit is brought by either party to enforce or interpret the terms hereof, or for any dispute arising out of this transaction, the party prevailing in any such lawsuit shall be entitled to recover from the non-prevailing party its costs and expenses thereof, including its legal fees in reasonable amount and prejudgment and post-judgment interest at the highest rate allowable under Florida law.

         k. Assignment. This Agreement shall not be assignable by either party without the prior written consent of the other.

         1. Notices. All notices, requests, instructions or other documents to be given hereunder shall be in writing and sent by registered mail:

If to the Purchaser, then:

China Resources Development, Inc.
Room 2005, 20/F., Universal Trade Center,
3 Arbuthnot Road, Central,
Hong Kong
Attn: Mr. Bell Tam

with copies to:

Baker & Hostetler LLP
2300 Sun Bank Center
200 South Orange Avenue,
Post Office Box 112,
Orlando, Florida 32802,
Attn:  Kenneth C. Wright, Esq.

If to the Company, then:

Silver Moon Technologies Limited
17/F., Kwanchart Tower,
6 Tonnochy Road,
Wanchai,
Hong Kong
Attn: Mr. Cheung Yu Shum

If to the Seller then:

E-link Investment Limited
17/F., Kwanchart Tower,
6 Tonnochy Road,
Wanchai,
Hong Kong
Attn: Mr. Cheung Yu Shum

         m. Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their legatees, distributees, estates, executors or administrators, successors and assigns, and personal and legal representatives.

         IN WITNESS WHEREOF, on the date first written above, the parties hereto have duly executed this Agreement and the Company and the Seller have caused their corporate seal to be affixed hereto as of the date and year first above written.

The Purchaser:

China Resources Development, Inc., a Nevada corporation

By:               /s/ Ching Lung Po
                  -----------------
                  Ching Lung Po
Its:              President

ATTEST:           /s/ WongWah On
                  --------------
                  Wong Wah On
Its:              Secretary

The Seller:

E-link Investment Limited, a British Virgin Islands corporation

By:               /s/ Cheung Yu Shum
                  ------------------
                  Cheung Yu Shum
Its:              Sole-shareholder and director

The Company:

Silver Moon Technologies Limited, a British Virgin Islands corporation

By:               /s/ Cheung Yu Shum
                  ------------------
                  Cheung Yu Shum
Its:              Chairman

ATTEST:           /s/ Ng Wai Ip
                  -------------
                  Ng Wai Ip
Its:              Secretary

                                LIST OF EXHIBITS

EXHIBIT 1

         Consolidated unaudited financial statements of Silver Moon Technologies Limited and its subsidiary for the period from the date of incorporation to May 31, 2000.